Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports 2018 Third Quarter Results

Third Quarter

•	Total revenue of $2.13 billion

•	Net loss of $426 million principally driven by goodwill impairment

•	Adjusted EBITDA[1] of $878 million, reflecting continued strong expense management

•	Substantial expansion of transformation initiatives occurred in the third quarter, and will continue to accelerate through 2019

Norwalk, Conn., November 6, 2018 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the third quarter ended September 30, 2018.

“I am pleased with our progress and trends as we enter the fourth quarter,” said Dan McCarthy, President and CEO. “Achievement of third quarter Adjusted EBITDA of $878 million illustrates our ongoing discipline in managing costs as we were successful in largely offsetting the impact of revenue declines and incurred expenses related to the launch of our new branding. We have made continued progress in our Consumer business which we expect should manifest itself in an improved revenue trend in the fourth quarter.”

“We anticipate that our transformation program will begin to yield benefits over the course of 2019,” Dan McCarthy continued. “We are currently engaged in a broad range of initiatives that target improvements in customer experience, churn, and operational efficiency. We are also introducing new products, such as our new SD-WAN offering in our Commercial business, and enhancing existing products, such as expanding availability of Gigabit broadband service across our fiber footprint. We remain confident in achieving the $500 million EBITDA benefit target of our transformation program by year-end 2020. We fully expect that this will improve our cash flow trends, strengthen our balance sheet, and contribute to shareholder value.”

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net income/(loss).

Consolidated Results

Consolidated revenue for the third quarter of 2018 was $2.13 billion. Within consolidated revenue, Consumer revenue was $1.07 billion, Commercial revenue was $962 million, and subsidy and other regulatory revenue was $95 million.

Net loss for the third quarter of 2018 was $426 million, representing net loss per common share of $4.11. Net loss included a goodwill impairment of $400 million ($354 million net of tax) and a tax valuation allowance related to certain state NOLs of $44 million. Third quarter adjusted EBITDA was $878 million, for an adjusted EBITDA margin2 of 41.3%.

Net cash provided from operating activities for the third quarter of 2018 was $286 million and operating free cash flow3 was ($43) million. Over the four-quarter period ending September 30, 2018, net cash provided from operating activities was $1,874 million and operating free cash flow was $604 million.

Consumer Business Highlights

•	Revenue of $1.07 billion.

•

Customer churn of 2.03% (1.91% for Legacy and 2.22% for CTF operations) reflects the impact of summer seasonality, and relative to results in the third quarter of 2017 illustrates stability with Legacy’s result of 1.92% and progress against CTF’s 2.33%.

•	Average Revenue Per Customer (ARPC) of $84.92; excluding adoption of ASC 606, ARPC was $83.20, stable sequentially.

Commercial Business Highlights

•	Revenue of $962 million.

•	Total commercial customers of 422,000 compared to 430,000 during the second quarter of 2018.

•	Commercial wholesale revenue was roughly stable sequentially, and Commercial SME revenue declined sequentially.

[2]

See Note 1, above. Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.

[3]

Operating free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation and Schedule A for a reconciliation to net cash provided from operating activities.

Capital Structure and Capital Allocation

•	As of September 30, 2018, Frontier’s leverage ratio was 4.78:1.

•	Frontier remains committed to reducing debt and improving its financial leverage profile.

o	Frontier purchased $12 million principal amount of its 2018 senior unsecured notes in the open market during the third quarter of 2018.

o	Following the close of the quarter, Frontier retired the remaining October 1, 2018 maturity of $431 million.

•	Frontier’s 11.125% Mandatory Convertible Preferred Stock converted into shares of Frontier common stock on June 29, 2018. The final dividend payment was made on July 2nd.

•

In November 2018 we entered into an agreement to sell 95 wireless towers for approximately $80 million. The transaction will be immaterial to revenue, earnings, and Adjusted EBITDA, and is subject to customary diligence closing conditions.

Guidance

We are updating 2018 Guidance as follows:

•	Adjusted EBITDA – Approximately $3.55 billion

•	Capital expenditures – $1.15 billion to $1.20 billion

•	Cash taxes – Less than $10 million

•	Cash pension/OPEB – Approximately $140 million

•	Cash interest expense – Approximately $1.5 billion for the full year; fourth quarter cash interest payments of approximately $230 million

•	Operating free cash flow – Approximately $625 million

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, operating free cash flow, and adjusted operating expenses, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items including work stoppage costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items including work stoppage costs. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items including work stoppage costs. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

Frontier will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding third quarter 2018 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 7:30 P.M. Eastern Time on Tuesday, November 6, 2018, through 7:30 P.M. Eastern Time on Sunday, November 11, 2018 at 888-203-1112 or 719-457-0820. Use the passcode 5159524 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; declines in revenue from Frontier’s voice services, switched and non-switched access and video and data services that it cannot stabilize or offset with increases in revenue from other products and services; Frontier’s ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize operational improvements; risks related to disruptions in Frontier’s networks, infrastructure and information technology that may result in customer loss and/or incurrence of additional expenses; Frontier’s ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; Frontier’s ability to realize anticipated benefits from recent acquisitions; Frontier’s ability to successfully introduce new product offerings; Frontier’s ability to dispose of certain assets or asset groups on terms that are attractive to Frontier, or at all; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenue as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II funding obligations and the risk of penalties or obligations to return certain CAF II funds; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as wells potential future decreases in the value of our deferred tax assets; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to its pension plans; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; adverse changes in the credit markets, which could impact the availability and cost of financing; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory requirements that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of changes in both general and local economic conditions in the markets that Frontier serves; Frontier’s ability to hire or retain key personnel; the effects of severe weather events or other natural or man-made disasters, which may increase operating and capital expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak VP, Investor Relations (203) 614-5044 luke.szymczak@ftr.com	Brigid Smith AVP, Corporate Communications (203) 614-5042 brigid.smith@ftr.com

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended				For the nine months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2018 (1)	June 30, 2018 (1)	September 30, 2017		September 30, 2018 (1)	September 30, 2017
Statement of Operations Data
Revenue	$2,126	$2,162	$2,251		$6,487	$6,911

Operating expenses:
Network access expenses	353	369	390		1,094	1,209
Network related expenses	476	478	498	(2)	1,437	1,468 (2)
Selling, general and administrative expenses	445	460	487	(2)	1,374	1,560 (2)
Depreciation and amortization	471	486	539		1,462	1,670
Goodwill impairment	400	—	—		400	670
Acquisition and integration costs	—	—	1		—	15
Restructuring costs and other charges	14	2	14		20	55

Total operating expenses	2,159	1,795	1,929	(2)	5,787	6,647 (2)

Operating income (loss)	(33)	367	322	(2)	700	264 (2)
Investment and other income (loss), net	3	5	4	(2)	16	4 (2)
Pension settlement costs	9	25	15		34	77
Gain (Loss) on extinguishment of debt	(2)	—	1		31	(89)
Interest expense	389	385	381		1,148	1,157

Loss before income taxes	(430)	(38)	(69)		(435)	(1,055)
Income tax benefit	(4)	(20)	(31)		(11)	(280)

Net loss	(426)	(18)	(38)		(424)	(775)
Less: Dividends on preferred stock	—	54	54		107	161

Net loss attributable to Frontier common shareholders	$(426)	$(72)	$(92)		$(531)	$(936)

Weighted average shares outstanding - basic (3)	103,665	78,026	77,797		87,138	77,714
Weighted average shares outstanding - diluted (3)	103,665	78,026	77,797		87,138	77,875
Basic net loss per common share	$(4.11)	$(0.92)	$(1.19)		$(6.09)	$(12.06)

Diluted net loss per common share	$(4.11)	$(0.92)	$(1.19)		$(6.09)	$(12.07)

Other Financial Data:
Capital expenditures - Business operations	$329	$321	$268		$947	$846
Capital expenditures - Integration activities	$—	$—	$14		$—	$19
Dividends declared - Common stock	$—	$—	$47		$—	$219
Dividends declared - Preferred stock	$—	$54	$54		$107	$161

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

(2)

Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $(2) and $1 million of net operating expenses as non-operating expense for the three and nine months ended September 30, 2017, respectively. Additional pension settlement costs of $15 million and $77 million for the three and nine months ended September 30, 2017, respectively, were reclassified from operating expense to non-operating expense.

(3)	As of September 30, 2018 and June 30, 2018, there were approximately 106 million of common shares outstanding and 0 shares of preferred stock.

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the nine months ended
	September 30, 2018 (1)	June 30, 2018 (1)	September 30, 2017	September 30, 2018 (1)	September 30, 2017
($ in millions)
Selected Statement of Operations Data
Revenue:
Data and internet services	$961	$973	$956	$2,919	$2,923	(2)
Voice services	669	682	702	2,053	2,177
Video services	260	270	318	810	994
Other	141	140	84	416	231

Customer revenue	2,031	2,065	2,060	6,198	6,325	(2)
Subsidy and other regulatory revenue	95	97	191	289	586

Total revenue	$2,126	$2,162	$2,251	$6,487	$6,911	(2)

Other Financial Data
Revenue:
Consumer	$1,069	$1,095	$1,102	$3,292	$3,390
Commercial	962	970	958	2,906	2,935	(2)

Customer revenue	2,031	2,065	2,060	6,198	6,325	(2)
Subsidy and other regulatory revenue	95	97	191	289	586

Total revenue	$2,126	$2,162	$2,251	$6,487	$6,911	(2)

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

(2)	Includes revenue from Frontier Secure Strategic Partnerships business, which was sold in May of 2017, $40 million for the nine months ended September 30, 2017.

Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended			For the nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Customers (in thousands)	4,574	4,667	4,949	4,574	4,949
Consumer customer metrics
Customers (in thousands)	4,152	4,237	4,486	4,152	4,486
Net customer additions/(losses)	(86)	(86)	(99)	(245)	(405)
Average monthly consumer revenue per customer	$84.92 (1)	$85.28 (1)	$80.91	$85.54 (1)	$80.73
Customer monthly churn	2.03%	1.95%	2.08%	2.03%	2.23%
Commercial customer metrics
Customers (in thousands)	422	430	463	422	463
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,802	3,865	4,000	3,802	4,000
Net subscriber additions/(losses)	(61)	(32)	(63)	(136)	(271)
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	873	902	981	873	981
Net subscriber additions/(losses)	(29)	(32)	(26)	(88)	(164)
Video - DISH subscriber metrics (in thousands)
DISH subscribers	211	219	244	211	244
Net subscriber additions/(losses)	(8)	(8)	(10)	(24)	(30)
Employees	21,375	21,718	23,181	21,375	23,181

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$238	$362
Accounts receivable, net	744	819
Other current assets	300	142

Total current assets	1,282	1,323
Property, plant and equipment, net	14,268	14,377
Other assets - principally goodwill	8,483	9,184

Total assets	$24,033	$24,884

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$1,005	$656
Accounts payable and other current liabilities	1,612	1,852

Total current liabilities	2,617	2,508
Deferred income taxes and other liabilities	3,071	3,132
Long-term debt	16,402	16,970
Equity	1,943	2,274

Total liabilities and equity	$24,033	$24,884

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the nine months ended
($ in millions)	September 30, 2018	September 30, 2017
Cash flows provided from (used by) operating activities:
Net loss	$(424)	$(775)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,462	1,670
(Gain) loss on extinguishment of debt	(31)	89
Pension settlement costs	34	77
Stock-based compensation expense	14	10
Amortization of deferred financing costs	26	26
Other adjustments	(24)	(11)
Deferred income taxes	(12)	(286)
Goodwill impairment	400	670
Change in accounts receivable	43	161
Change in accounts payable and other liabilities	(239)	(449)
Change in prepaid expenses, income taxes, and other assets	(40)	3

Net cash provided from operating activities	1,209	1,185
Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(947)	(846)
Capital expenditures - Integration activities	—	(19)
Proceeds on sale of assets	11	109
Other	4	6

Net cash used by investing activities	(932)	(750)
Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,840	1,500
Long-term debt payments	(1,997)	(1,662)
Financing costs paid	(43)	(15)
Premium paid to retire debt	(17)	(80)
Dividends paid on common stock	—	(219)
Dividends paid on preferred stock	(107)	(161)
Capital lease obligation payments	(30)	(30)
Other	(11)	(4)

Net cash used by financing activities	(365)	(671)
Decrease in cash, cash equivalents, and restricted cash	(88)	(236)
Cash, cash equivalents, and restricted cash at January 1,	376	522

Cash, cash equivalents, and restricted cash at September 30,	$288	$286

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$1,266	$1,373
Income tax payments (refunds), net	$5	$(4)

SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the nine months ended
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
EBITDA
Net loss	$(426)	$(18)	$(38)	$(424)	$(775)
Add back (subtract):
Income tax benefit	(4)	(20)	(31)	(11)	(280)
Interest expense	389	385	381	1,148	1,157
Investment and other (income) loss, net	(3)	(5)	(4)	(16)	(4)
Pension settlement costs	9	25	15	34	77
(Gain) Loss on extinguishment of debt	2	—	(1)	(31)	89

Operating income (loss)	(33)	367	322	700	264
Depreciation and amortization	471	486	539	1,462	1,670

EBITDA	438	853	861	2,162	1,934
Add back:
Acquisition and integration costs	—	—	1	—	15
Pension/OPEB expense	21	23	25	66	72
Restructuring costs and other charges	14	2	14	20	55
Stock-based compensation expense	5	5	4	14	10
Storm-related costs	—	—	9	—	9
Work stoppage costs	—	1	—	8	—
Goodwill impairment	400	—	—	400	670

Adjusted EBITDA	$878	$884	$914	$2,670	$2,765

EBITDA margin	20.6%	39.5%	38.2%	33.3%	28.0%
Adjusted EBITDA margin	41.3%	40.9%	40.6%	41.2%	40.0%
Free Cash Flow
Net cash provided from operating activities	$286	$672	$356	$1,209	$1,185
Add back (subtract):
Capital expenditures - Business operations	(329)	(321)	(268)	(947)	(846)
Capital expenditures - Integration	—	—	(14)	—	(19)

Operating free cash flow	$(43)	$351	$74	$262	$320

SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	September 30, 2018		June 30, 2018		September 30, 2017
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(426)	$(4.11)	$(72)	$(0.92)	$(92)	$(1.19)

Acquisition and integration costs	—		—		1
Restructuring costs and other charges	14		2		14
Pension settlement costs	9		25		15
(Gain) Loss on extinguishment of debt	2		—		(1)
Goodwill impairment	400		—		—
Storm-related costs	—		—		9
Work stoppage costs	—		1		—
Certain other tax items (1)	46		(12)		(5)
Income tax effect on above items:
Acquisition and integration costs	—		—		(1)
Restructuring costs and other charges	(3)		—		(5)
Pension settlement costs	(2)		(6)		(5)
(Gain) Loss on extinguishment of debt	(1)		—		—
Goodwill impairment	(46)		—		—
Storm-related costs	—		—		(3)
Work stoppage costs	—		—		—

	419	4.04	10	0.12	19	0.24
Adjusted net loss attributable to Frontier common shareholders(2)	$(7)	$(0.07)	$(62)	$(0.80)	$(73)	$(0.94)

	For the nine months ended
	September 30, 2018				September 30, 2017
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(531)	$(6.09)			$(936)	$(12.06)

Acquisition and integration costs	—				15
Restructuring costs and other charges	20				55
Pension settlement costs	34				77
(Gain) Loss on extinguishment of debt	(31)				89
Goodwill impairment	400				670
Storm-related costs	—				9
Work stoppage costs	8				—
Certain other tax items (1)	38				—
Income tax effect on above items:
Acquisition and integration costs	—				(6)
Restructuring costs and other charges	(4)				(20)
Pension settlement costs	(8)				(28)
(Gain) Loss on extinguishment of debt	8				(33)
Goodwill impairment	(46)				(138)
Storm-related costs	—				(3)
Work stoppage costs	(2)				—

	417	4.79			687	8.84
Adjusted net loss attributable to Frontier common shareholders(2)	$(114)	$(1.31)			$(249)	$(3.20)

(1)

Includes impact arising from federal research and development credits, changes in certain deferred tax balances, state tax law changes, state filing method change, and the net impact of uncertain tax positions.

(2)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended				For the nine months ended
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2017		September 30, 2018	September 30, 2017
Adjusted Operating Expenses
Total operating expenses	$2,159	$1,795	$1,929	(1)	$5,787	$6,647	(1)

Subtract:
Depreciation and amortization	471	486	539		1,462	1,670
Goodwill impairment	400	—	—		400	670
Acquisition and integration costs	—	—	1		—	15
Pension/OPEB expense	21	23	25	(1)	66	72	(1)
Restructuring costs and other charges	14	2	14		20	55
Stock-based compensation expense	5	5	4		14	10
Storm-related costs	—	—	9		—	9
Work stoppage costs	—	1	—		8	—

Adjusted operating expenses	$1,248	$1,278	$1,337		$3,817	$4,146

(1)

Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $(2) and $1 million of net operating expenses as non-operating expense for the three and nine months ended September 30, 2017, respectively. Additional pension settlement costs of $15 million and $77 million for the three and nine months ended September 30, 2017, respectively, were reclassified from operating expense to non-operating expense.

SCHEDULE D

Comparability Disclaimer:

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre-adoption of ASC 606 basis.

Frontier Communications Corporation

Consolidated Financial Data

	As reported		Amounts Excluding Adoption of ASC 606
	For the three months ended		For the three months ended
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2018	June 30, 2018
Selected Statement of Operations Data
Revenue:
Data and Internet services	$961	$973	$938	$948
Voice services	669	682	634	648
Video services	260	270	287	297
Other	141	140	88	86

Revenue from contracts with customers	2,031	2,065	1,947	1,979
Subsidy and other regulatory revenue	95	97	173	181

Total revenue	$2,126	$2,162	$2,120	$2,160

Other Revenue Data
Revenue:
Consumer	$1,069	$1,095	$1,047	$1,068
Commercial	962	970	900	911

Revenue from contracts
Revenue from contracts with customers	2,031	2,065	1,947	1,979
Subsidy and other regulatory revenue	95	97	173	181

Total revenue	$2,126	$2,162	$2,120	$2,160

	As reported		Amounts Excluding Adoption of ASC 606
	For the three months ended		For the three months ended
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2018	June 30, 2018
Statement of Operations Data
Revenue	$2,126	$2,162	$2,120	$2,160

Operating expenses:
Network access expenses	353	369	354	366
Network related expenses	476	478	476	478
Selling, general and administrative expenses	445	460	447	469
Depreciation and amortization	471	486	471	486
Goodwill impairment	400	—	400	—
Restructuring costs and other charges	14	2	14	2

Total operating expenses	$2,159	$1,795	$2,162	$1,801

Operating income (loss)	(33)	367	(42)	359
Investment and other income, net	3	5	3	5
Pension settlement costs	9	25	9	25
Loss on extinguishment of debt	(2)	—	(2)	—
Interest expense	389	385	389	385

Loss before income taxes	(430)	(38)	(439)	(46)
Income tax benefit	(4)	(20)	(4)	(22)

Net loss	(426)	(18)	(435)	(24)
Less: Dividends on preferred stock	—	54	—	54

Net loss attributable to Frontier common shareholders	$(426)	$(72)	$(435)	$(78)

Other financial data:
Consumer ARPC	$84.92	$85.28	$83.20	$83.17